CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Vale S.A. and Vale Overseas Limited of our report dated February 19, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting of Vale S.A., which appears in Vale S.A.’s Annual Report on Form 20-F for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Auditores Independentes Ltda.

Rio de Janeiro, Brazil

April 17, 2025